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                                                                  EXHIBIT 23.1.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:


We hereby consent to the incorporation by reference in the registration statement (No. 333-43278) of Bear Stearns Asset Backed Securities, Inc. (the "Registrant") relating to the ABFS Mortgage Loan Trust 2000-4 and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") via the Form 8-K of the Registrant dated December 14, 2000, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 which report appears in the Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 30, 2000 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                                     /s/ KPMG LLP



New York, New York
December 14, 2000



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